UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 9, 2010

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including zip code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

On June 21, 2010, Verigy Ltd. (the “Company” or “Verigy”) announced that Jorge Titinger has been promoted to President and Chief Operating Officer, effective July 1, 2010. Keith L. Barnes will continue to serve as Verigy’s Chief Executive Officer and Chairman of the Board of Directors and will resign as President, effective July 1, 2010. As President and Chief Operating Officer, Mr. Titinger will, among other things, have primary responsibility for Verigy’s products, sales, services and support, and operations.

Jorge Titinger, 49, has served as our Chief Operating Officer since June 2008. Prior to assuming that position, from November 2007 to June 2008, Mr. Titinger served as Senior Vice President of the Product Business Groups at FormFactor, Inc., a provider of semiconductor wafer probe cards. He previously held several executive leadership positions at KLA-Tencor Corporation, a supplier of process control and yield management solutions for semiconductor and related microelectronics industries. His roles during his tenure at KLA-Tencor from 2002 to 2007 included Executive Vice President of Global Operations and Chief Manufacturing Officer, Chief Administrative Officer, Senior Vice President and General Manager of KLA-Tencor’s Global Support Services and Field Operations Group. Prior to joining KLA-Tencor, Mr. Titinger held several executive positions at Applied Materials, Inc. from 1997 to 2002. Mr. Titinger holds a BS and MS in Electrical Engineering and an MS in Engineering Management from Stanford University.

On June 9, 2010, the Compensation Committee approved, contingent upon the Board of Directors’ approval of Mr. Titinger’s promotion, an increase to his annual base salary from $350,000 to $400,000, effective July 1, 2010. Mr. Titinger’s target bonus remains unchanged at 80% of annual base salary. In connection with his promotion, the Compensation Committee also approved a non-statutory option (the “Option”) to purchase 60,000 ordinary shares, and a share unit award (the “Share Unit Award”) for 30,000 ordinary shares. The Option and the Share Unit Award will be automatically granted on July 1, 2010, contingent upon Mr. Titinger’s continued employment as of that date. The shares subject to the Option and the shares subject to the Share Unit Award will vest quarterly over four years, contingent upon Mr. Titinger’s continued employment as of each such date.

Verigy issued a press release on June 21, 2010, announcing the promotion of Jorge Titinger to President and Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Explanatory Note

Pursuant to the instructions to paragraph 5.02(c) of Form 8-K, the Company is making the disclosure required pursuant to 5.02(c) on the date of public announcement of Mr. Titinger’s promotion to President and Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. on June 21, 2010, announcing the promotion of Jorge Titinger to President and Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ MARGO M. SMITH
Margo M. Smith

Date: June 21, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Verigy Ltd. on June 21, 2010, announcing the promotion of Jorge Titinger to President and Chief Operating Officer